UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):         June 22, 2017

EnSync, Inc.

(Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:      (262) 253-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item	1.01. Entry into a Material Definitive Agreement.

On June 22, 2017, EnSync, Inc. (the “Company”) entered into an Underwriting Agreement with Roth Capital Partners, LLC, as the representative (the “Representative”) of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to a registered firm commitment underwritten offering of 7,150,000 shares of the Company’s common stock, par value $0.01 per share. In addition, we have granted the Underwriters an option to purchase up to 1,072,500 additional shares of common stock to cover over-allotments, if any.

The net proceeds to the Company from this offering are expected to be approximately $2.1 million, after deducting the underwriting discount and other estimated offering expenses payable by the Company. The offering is expected to close on or about June 27, 2017, subject to the satisfaction of customary closing conditions.

The offering is being made pursuant to our effective shelf registration statement on Form S-3 (Registration Statement No. 333-194706) declared effective by the Securities and Exchange Commission on June 25, 2014, as supplemented by an applicable prospectus supplement. A copy of the opinion of the Company’s counsel, Godfrey & Kahn, S.C., relating to the legality of the issuance and sale of the shares in the offering is filed herewith as Exhibit 5.

In connection with the offering, we agreed to issue to the Representative at the closing of the offering warrants exercisable to purchase up to 357,500 shares of Common Stock at an exercise price of $0.42 per share (the “Underwriter’s Warrant”). A copy of the form of the Underwriter’s Warrant is filed herewith as Exhibit 10.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing description of the offering and the Underwriting Agreement is not complete and is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1 and incorporated herein by reference.

Item	8.01. Other Events.

On June 21, 2017, the Company issued a press release announcing the offering. The press release is filed herewith as Exhibit 99.1. On June 22, 2017, the Company issued a press release announcing the pricing of the offering. The press release is filed herewith as Exhibit 99.2.

Item	9.01. Financial Statements and Exhibits.

Exhibits

The exhibits required to be filed as a part of this Current Report on Form 8-K are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnSync, Inc.

Dated: June 23, 2017	By:	/s/ Frederick P. Vaske
Name: Frederick P. Vaske
Title: Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

1	Underwriting Agreement, dated June 22, 2017

5	Opinion of Godfrey & Kahn, S.C.

10	Form of Underwriter’s Warrant

23	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5)

99.1	Press release, dated June 21, 2017

99.2	Press release, dated June 22, 2017